EXHIBIT 4.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT, dated as of May 6, 2008 (this “Amendment”), to the Existing Credit Agreement (such capitalized terms and other capitalized terms used in this preamble and the recitals below to have the meanings set forth in, or are defined by reference in, Article I below) is among WORTHINGTON INDUSTRIES, INC., an Ohio corporation (the “Borrower”), the Lenders party hereto and PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent for the Lenders.

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders, the Administrative Agent and The Bank of Nova Scotia, as Syndication Agent and Sole Bookrunner, are all parties to the Second Amended and Restated Credit Agreement, dated as of September 29, 2005 (as amended or otherwise modified prior to the date hereof, the “Existing Credit Agreement”, and as amended by this Amendment and as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Borrower has requested that the Lenders agree to amend certain provisions of the Existing Credit Agreement, and the Lenders party hereto are willing, on the terms and subject to the conditions hereinafter set forth, to agree to the amendments set forth below;

NOW, THEREFORE, the parties hereto hereby covenant and agree as follows:

ARTICLE I
DEFINITIONS

SECTION 1.1. Certain Definitions. The following terms when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

“Amendment” is defined in the preamble.

“Amendment Effective Date” is defined in Article III.

“Borrower” is defined in the preamble.

“Credit Agreement” is defined in the first recital.

“Existing Credit Agreement” is defined in the first recital.

SECTION 1.2. Other Definitions. Capitalized terms for which meanings are provided in the Existing Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment with such meanings.

ARTICLE II
AMENDMENTS TO EXISTING CREDIT AGREEMENT

Subject to the occurrence of the Amendment Effective Date, the provisions of the Existing Credit Agreement referred to below are hereby amended in accordance with this Article II.

SECTION 2.1. The following definition is hereby inserted into Section 1.01 of the Existing Credit Agreement in the appropriate alphabetical order:

“First Amendment” means the First Amendment to this Agreement, dated as of May 6, 2008, among the Borrower, the Lenders party thereto and the Administrative Agent.

SECTION 2.2. The definition of Applicable Margin contained in Section 1.01 of the Existing Credit Agreement is hereby amended by deleting the grid contained therein and replacing it with the following grid:

	Worthington’s Ratings (S&P/Moody's)	Applicable Percentage for Facility Fees	Applicable Percentage for Base Rate Loans	Applicable Percentage for Eurodollar Loans
Category A:	BBB+/Baal or higher	.15%	0%	.550%
Category B:	BBB/Baa2	.200%	0%	.675%
Category C:	BBB-/Baa3	.250%	0%	.750%
Category D:	BB+/Ba1 or lower or unrated	.350%	.325%	1.325%

SECTION 2.3. The definition of Maturity Date contained in Section 1.01 of the Existing Credit Agreement is hereby amended by changing the reference to the date “September 29, 2010” to “May 6, 2013”.

SECTION 2.4. The definition of Revolving Committed Amount contained in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“Revolving Committed Amount” means $435,000,000 or such lesser amount to which the Revolving Committed Amount may be adjusted pursuant to Section 2.11; provided that on September 29, 2010, the Revolving Committed Amount shall be reduced by the Revolving Commitment of all Lenders that were not a party to the First Amendment; provided further that such reduction may be decreased or eliminated either before or after such date to the extent the Borrower replaces such non-consenting Lenders pursuant to Section 2.11(c) (and the Revolving Committed Amount therefore increased by the amount of the Revolving Commitment of such replacement lenders, but not to exceed the original Revolving Committed Amount of $435,000,000).

ARTICLE III
CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective on the date first written above (the “Amendment Effective Date”) when all of the conditions set forth in this Article III have been satisfied to the satisfaction of the Administrative Agent.

SECTION 3.1. Amendment. The Administrative Agent shall have received counterparts of this Amendment, duly executed and delivered on behalf of the Borrower, the Administrative Agent and each Lender.

SECTION 3.2. Amendment Fee. The Administrative Agent shall have received, for the account of each Lender that has executed this Amendment, a non-refundable fee in an amount disclosed to the Lenders.

SECTION 3.3. Satisfactory Legal Form. The Administrative Agent and its counsel shall have received all information, and such counterpart originals or such certified or other copies of such materials, as the Administrative Agent or its counsel may reasonably request, and all legal matters incident to the effectiveness of this Amendment shall be satisfactory to the Administrative Agent and its counsel. All documents executed or submitted pursuant hereto or in connection herewith shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

SECTION 3.4. Costs and Expenses, etc. The Administrative Agent shall have received all fees due and payable pursuant to the Loan Documents.

ARTICLE IV
MISCELLANEOUS

SECTION 4.1. Cross-References. References in this Amendment to any Article or Section are, unless otherwise specified, to such Article or Section of this Amendment.

SECTION 4.2. Loan Document Pursuant to Existing Credit Agreement. This Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Existing Credit Agreement, as amended hereby, including Article X thereof.

SECTION 4.3. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 4.4. Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which when executed and delivered shall be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 4.5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

SECTION 4.6. Full Force and Effect; Limited Amendment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Existing Credit Agreement and the Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments set forth herein shall be limited precisely as provided for herein to the provision expressly amended herein and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Existing Credit Agreement or any other Loan Document or of any transaction or further or future action which would require the consent of the Lenders under the Existing Credit Agreement or any of the Loan Documents.

SECTION 4.7. Representations and Warranties. To induce the Lenders to execute and deliver this Amendment, the Borrower hereby represents and warrants to the Lenders on the Amendment Effective Date that no Default exists and all statements set forth in clauses (b) and (c) of Section 4.02 of the Credit Agreement are true and correct as of such date, except to the extent that any such statement expressly relates to an earlier date (in which case such statement was true and correct on and as of such earlier date).

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

WORTHINGTON INDUSTRIES, INC.,
as the Borrower

By:	/s/ Lester V. Hess
Name: Lester V. Hess
Title: Treasurer

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:	/s/Richard C. Munsick
Name: Richard C. Munsick
Title: Senior Vice President

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/Richard C. Munsick
Name: Richard C. Munsick
Title: Senior Vice President

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/James Forward
Name: James Forward
Title: Managing Director

WACHOVIA BANK, NATIONAL
ASSOCIATION, as a Lender

By:	/s/David K. Holt
Name: David K. Holt
Title: Director

CREDIT SUISSE, CAYMAN ISLANDS
BRANCH, as a Lender

By:	/s/Karl Studer
Name: Karl Studer
Title: Director

By:	/s/Markus Frenzen
Name: Markus Frenzen
Title: Assistant Vice President

FIFTH THIRD BANK, an Ohio Banking
Corporation, as a Lender

By:	/s/ Brent Jackson
Name: Brent Jackson
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/Robert P Anderson
Name: Robert P. Anderson
Title: Vice President

CITIZENS BANK OF PENNSYLVANIA,
as a Lender

By:	/s/Clifford A. Mull
Name: Clifford A. Mull
Title: Vice President

THE NORTHERN TRUST COMPANY,
as a Lender

By:	/s/Jeffrey P. Sullivan
Name: Jeffrey P. Sullivan
Title: Vice President

THE HUNTINGTON NATIONAL BANK,
as a Lender

By:	/s/Frederick G. Hadley
Name: Frederick G. Hadley
Title: Senior Vice President

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ Robert S. Sheppard
Name: Robert S. Sheppard
Title: Vice President

NATIONAL CITY BANK, as a Lender

By:	/s/Michael Kelley
Name: Michael Kelley
Title: SVP

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as a Lender

By:	/s/ Peter R. Martinets
Name: Peter R. Martinets
Title: Senior Vice President

LASALLE BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Anthony M. Buehler
Name:	Anthony M. Buehler
Title:	Senior Vice President

S-15